Exhibit 15.2

Consent of Jerry DeWolfe

Consent of Expert

I consent to the inclusion in the registration statement on Form 20-F (the “Registration Statement”) of Focus Ventures Ltd. of references to my name and to the report entitled “NI 43-101 Mineral Resource Technical Report on the Bayovar 12 Phosphate Project, Piura Region, Peru” dated October 23, 2014, effective August 31, 2014 (the “Technical Report”), and to the information derived from the Technical Report included in the Registration Statement.

Dated:   January 9, 2015.

/s/ Jerry DeWolfe

Jerry DeWolfe, Geological Consultant, P. Geo.